EXHIBIT (b)(5)(b)


                              THE AAL MUTUAL FUNDS

                             SUB-ADVISORY AGREEMENT


         AGREEMENT made this 12th day of July 1995 by and among THE AAL MUTUAL FUNDS (the "Trust"), a Massachusetts Business Trust, AAL CAPITAL MANAGEMENT CORPORATION (the "Adviser"), a Delaware corporation and SOCIETE GENERALE ASSET MANAGEMENT CORP. (the "Sub-Adviser"), a Delaware corporation.
                                   WITNESSETH:
         In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and among the parties hereto as follows:

1.   In General

     The Sub-Adviser agrees, as more fully set forth herein, to act as Sub-Adviser to the Trust with respect to the investment and reinvestment of the assets of the Trust's series of shares described as The AAL International Fund (the "Fund"). It is understood that the Trust may create one or more additional Fund series from time to time and that this Agreement may be amended by the mutual written agreement of the parties to include such additional Fund(s) under the terms to this Agreement.

2. Duties and Obligations of the Sub-Adviser with Respect to Investment of Assets of The AAL International Fund

     (a) Subject to the succeeding provisions of this section and subject to the oversight and review of the Adviser and the direction and control of the Board of Trustees of the Trust, the Sub-Adviser, as agent and attorney-in-fact with respect to the Trust, is authorized, in its discretion and within prior consultation with the Trust to: (i) Buy, sell, exchange, convert, lend and otherwise trade in any stocks, bonds, and any other securities or assets; (ii) Place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Sub-Advisers may select; including brokers and dealers that may be affiliate of the Sub-Adviser, and (iii) Provide the Adviser and the Trustees with such reports as may reasonably be requested in connection with the discharge of the foregoing responsibilities and the discharge of the Adviser's responsibilities under the Investment Advisory Agreement with the Trust and those of AAL Capital Management Corporation (the "Distributor") under the Distribution Agreement with the Trust. Written procedures with respect to (i), (ii) and (iii) above may be set forth as agreed to among the Trust, the Adviser and Sub-Adviser.

     (b) Any investment  purchases or sales made by the  Sub-Adviser  under this section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the provisions of the Investment Company Act of 1940 (the "Act") and of any rules or regulations in force thereunder; (2) any other applicable provisions of law; (3) the provisions of the Declaration of Trust and By-Laws of the Trust as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Trust; and (5) the fundamental policies of the Trust, as reflected in its Registration Statement under the Act, or as amended by the shareholders of the Trust provided that copies of the items referred to in clauses (3), (4) and (5) shall have been furnished to the Sub-Adviser.

     (c) The Sub-Adviser shall give the Trust the benefit of its best judgment and effort in rendering services hereunder. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties ("disabling conduct") hereunder on the part of the
Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) the Sub-Adviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36 (b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Trust shall indemnify the Sub-Adviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Sub-Adviser) against any liability arising from the Sub-Adviser's conduct under this Agreement to the extent permitted by the Declaration of Trust and applicable law.

     (d) Nothing in this Agreement shall prevent the Sub-Adviser or any "affiliated person" (as defined in the Act) of the Sub-Adviser from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way limit or restrict the Sub-Adviser or any such affiliated person from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser expressly represents that it will undertake no activities which, in its judgment will adversely affect the performance of its obligations to the Trust under this Agreement. It is agreed that the Sub-Adviser shall have no responsibility or liability for the accuracy or completeness of the Trust's Registration Statement under the Act and the Securities Act of 1933 except for information supplied by the Sub-Adviser for inclusion therein. The Sub-Adviser provided or authorized, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

     (e) In connection with its duties to arrange for the purchase and sale of the Fund's portfolio securities and other assets, the Sub-Adviser shall follow the principles set forth in any investment advisory agreement in effect from time to time between the Trust and the Adviser, provided that a copy of any such agreement shall have been provided to the Sub-Adviser. The Sub-Adviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request.

     (f) The Sub-Adviser shall be responsible for 13F reporting for the securities held by The AAL International Fund.

3.   Allocation of Expenses

     The Sub-Adviser agrees that it will furnish the Trust, at the Sub-Adviser's expense, with all office space, facilities, equipment, and clerical personnel necessary for carrying out its duties under this Agreement. The Sub-Adviser will pay all compensation of those of the Trust's officers and employees, if any, and of those Trustees, if any, who is each case are affiliated persons of the Sub-Adviser.

4.   Certain Records

     Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 under the Act which are prepared or maintained by the Sub-Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly tot he Trust or Adviser on request.

5.   Reference to the Sub-Adviser

     Neither the Trust, the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Sub-Adviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Sub-Adviser, which approval shall not be unreasonably withheld.

6.   Compensation of the Sub-Adviser

     The Adviser agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a management fee, payable quarterly in arrears and computed on the average daily net asset value of The AAL International Fund at rates shown on Exhibit A attached hereto.

7.   Duration and Termination

     (a) This Agreement shall go into effect for The AAL International Fund on August 1, 1995, and shall, unless terminated as hereinafter provided, continue in effect thereafter from year to year, but only so long as such continuance is specifically approved at least annually by a majority of the Trust's Board of Trustees, or by the vote of the holders of a "majority" (as defined in the Act) of the outstanding voting securities of the Fund, and, in either case, a majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Trust and the Adviser sixty (60) days' written notice (which notice may be waived by the Trust and Adviser) and may be terminated by the Trust or the Adviser at any time without penalty upon giving the Sub-Adviser sixty (60) days' written notice (which notice may be waived by the Sub-Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of all of the Trustees in office at the time or by the vote of the holders of a majority (as defined in the Act) of the voting securities of the Trust, or with respect to any Fund by the vote of a majority of the outstanding shares of such Fund. This Agreement shall automatically terminate in the event of its "assignment" (as defined in the Act). This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

8.   Agreement Binding Only On Trust Property

         The Sub-Adviser understands that the obligations of this Agreement are not binding upon any shareholder of the Trust personally, but bind only the Trust's property; the Sub-Adviser represents that it has notice of the provisions of the Trust's Declaration of Trust disclaiming shareholder liability for acts or obligations of the Trust.

9.   Action By Individual Fund

     The provisions of this Agreement and any amendments hereto with respect to a Fund may be approved by the shareholders of that Fund and become effective with respect to the assets of that Fund without the necessity of approval thereof by shareholders of any other Fund. The Adviser represents that the holders of a majority (as defined in the "Act") of the Fund, will approve the entry into this Agreement on behalf of the Fund.

10.  Notices

     (a) The Sub-Adviser agrees to promptly notify the Adviser of the occurrence of any of the following events:

          (1) any change in any of the Sub-Adviser's office or portfolio managers;

          (2) the Sub-Advisers fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (3) the Sub-Adviser is the subject of any action, suit, proceeding, inquiry or investigation at law or in equity before any court, public board or body, involving the affairs of the Fund; or

          (4)  any change in ownership or control of the Sub-Adviser.

     (b) Any notice given hereunder shall be in writing and may be served by being sent by telex, facsimile or other electronic transmission, or sent by registered mail or by courier to the address set forth below for the party for which it is intended. A notice served by mail shall be deemed served seven days after mailing and in the case of telex, facsimile or other electronic transmission, twelve hours after dispatch thereof. Addresses for notice may be changed by written notice to the other party.

The Adviser
Robert G. Same, Sr. Vice President
AAL CAPITAL MANAGEMENT CORPORATION
222 West College Avenue
Appleton, WI  54919

The  Sub-Adviser
Jean-Marie   Eveillard,   President
SOCIETE  GENERALE  ASSET MANAGEMENT CORP.
1221 Avenue of the Americas, Eighth Floor
New York, NY  10020
Fax (212) 278-5911

         IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.


ATTEST:                                      THE AAL MUTUAL FUNDS


/s/ Robert G. Same                           /s/ John H. Pender
-----------------------------                -------------------------------
Robert G. Same, Secretary                    John H. Pender, President




ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION



/s/ Robert G. Same                           /s/ H. Michael Spence
-----------------------------                -------------------------------
Robert G. Same, Secretary                   H. Michael Spence, President






ATTEST:                                      SOCIETE GENERALE ASSET
                                             MANAGEMENT CORP



/s/ Philip J. Bafundo                        /s/ Jean-Marie Eveillard
-----------------------------                -------------------------------
Philip J. Bafundo, Secretary                 Jean-Marie Eveillard, President

                                    EXHIBIT A
                                       TO
                   THE AAL MUTUAL FUNDS SUB-ADVISORY AGREEMENT
                             (Dated August 1, 1995)

1.       The AAL International Fund (effective August 1, 1995)

     The management fee for this Fund payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of The AAL Mutual Funds Sub-Advisory Agreement, shall be at the annual rate of:

          .75 of 1% of the Fund's average daily net assets

                                 Amendment No. 1
                                       to
                   THE AAL MUTUAL FUNDS SUB-ADVISORY AGREEMENT
                              (Dated July 12, 1995)

         The Sub-Advisory Agreement between The AAL Mutual Funds, AAL Capital Management Corporation (the "Adviser") and Societe Generale Asset Management Corp. (the "Sub-Adviser"), effective August 1, 1995, is hereby amended, effective December 1, 1997, as follows:

     1.  Schedule A attached to the Sub-Advisory  Agreement (effective August 1,
         1995) is modified to revise the fee schedule for The International Fund. An amended Schedule A, effective December 1, 1997, is attached hereto.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of December 1, 1997.



ATTEST:                                      THE AAL MUTUAL FUNDS



/s/ Robert G. Same                           /s/Ronald G. Anderson
-----------------------------                -------------------------------
Robert G. Same, Secretary                    Ronald G. Anderson, President



ATTEST:                                      AAL CAPITAL MANAGEMENT
                                             CORPORATION



/s/ Robert G. Same                           /s/Ronald G. Anderson
-----------------------------                -------------------------------
Robert G. Same, Secretary                    Ronald G. Anderson, President



ATTEST:                                      SOCIETE GENERALE ASSET
                                             MANAGEMENT CORP



/s/ Philip J. Bafundo                        /s/ Jean-Marie Eveillard
-----------------------------                -------------------------------
Philip J. Bafundo, Secretary                 Jean-Marie Eveillard, President

                                    EXHIBIT A

                                 AMENDMENT NO. 1
                                       TO
                   THE AAL MUTUAL FUNDS SUB-ADVISORY AGREEMENT
                            (Dated December 1, 1997)


1.       The AAL International Fund (effective December 1, 1997)

         The management fee for this Fund payable to the Sub-Adviser by the Adviser, calculated in accordance with paragraph 6 of The AAL Mutual Funds Sub-Advisory Agreement, shall be at the annual rate of :

         .55 of 1% of the Fund's average daily net assets.